Exhibit 99.1

Duck Creek Technologies Announces First Quarter Fiscal 2023 Financial Results

•
First Quarter Fiscal 2023 Subscription revenue increased to $43.8 million, up 23% year-over-year
•
SaaS Annual Recurring Revenue (“SaaS ARR”) increased to $180.6 million, up 24% year-over-year

BOSTON, MA January 5, 2023 (GLOBE NEWSWIRE) - Duck Creek Technologies (NASDAQ: DCT), the intelligent SaaS solutions provider defining the future of property and casualty (“P&C”) insurance, today announced its financial results for the first quarter ended November 30, 2022.

“Duck Creek started fiscal 2023 strong, highlighted by nine SaaS wins for a variety of core and strategic insurance solutions with new and existing carrier customers of all sizes. We believe customer interest in core systems modernization will continue to be a top investment priority in the P&C industry and is viewed as essential to their success,” said Michael Jackowski, Duck Creek’s Chief Executive Officer.

Jackowski added, “We are encouraged by our recent performance and the opportunity ahead of us for the remainder of fiscal 2023. We are mindful of how fluid the macro environment is, but we are confident in Duck Creek’s ability to drive continued, profitable growth. Our recent announcement to acquire Imburse Payments is another proof point that Duck Creek is a well-positioned industry leader, enabling carriers’ digital transformation goals with modern tools.”

First Quarter 2023 Financial Highlights

Revenue

•
Total revenue for the first quarter of fiscal year 2023 was $80.6 million, an increase of 10% from the comparable period in fiscal year 2022. Subscription revenue was $43.8 million, an increase of 23%; professional services revenue was $27.9 million, a decrease of 6%; license revenue was $1.8 million, a decrease of 7%; and maintenance and support revenue was $7.2 million, an increase of 14%.
•
SaaS ARR was $180.6 million as of November 30, 2022, an increase of 24% from the comparable period in fiscal year 2022.

Profitability

•
GAAP loss from operations was $6.6 million for the first quarter of fiscal year 2023, compared with a GAAP income from operations of $1.9 million for the comparable period in fiscal year 2022.
•
Non-GAAP income from operations was $2.6 million for the first quarter of fiscal year 2023, compared with non-GAAP income from operations of $7.1 million for the comparable period in fiscal year 2022.
•
GAAP net loss was $5.2 million for the first quarter of fiscal year 2023, compared with GAAP net income of $0.7 million for the comparable period in fiscal year 2022.
•
Non-GAAP net income was $2.6 million for the first quarter of fiscal year 2023, compared with non-GAAP net income of $4.8 million for the comparable period in fiscal year 2022.
•
GAAP net loss per share was $0.04 for the first quarter of fiscal year 2023, compared with a GAAP net earnings per share of $0.01 for the comparable period in fiscal year 2022. Basic and diluted weighted average shares outstanding were approximately 132.7 million shares for the quarter ended November 30, 2022. Basic and diluted weighted average shares outstanding were approximately 132.0 million shares and 134.2 million shares, respectively, for the quarter ended November 30, 2021.
•
Non-GAAP net earnings per share was $0.02 for the first quarter of fiscal year 2023, compared with a non-GAAP net earnings per share of $0.04 for the comparable period in the fiscal year 2022, based on fully diluted weighted average shares outstanding of approximately 137.4 million shares and 134.2 million shares, respectively.
•
Adjusted EBITDA was $3.2 million for the first quarter of fiscal 2023, compared with adjusted EBITDA of $7.8 million for the comparable period in fiscal year 2022.

Liquidity

•
As of November 30, 2022, Duck Creek had $263.9 million in cash, cash equivalents and short-term investments and no debt. Duck Creek used $5.9 million of cash in operating activities and had free cash flow of ($7.4) million during the first quarter of fiscal year 2023, compared with $24.6 million of cash used in operating activities and free cash flow of ($25.5) million in the comparable period in fiscal year 2022.

The information presented above includes non-GAAP financial measures such as “non-GAAP income from operations,” “adjusted EBITDA,” “non-GAAP net income,” “non-GAAP net income per share,” and “free cash flow.” Refer to “Non-GAAP Financial Measures and Other Metrics” for a discussion of these measures and reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Business Outlook

Duck Creek is issuing the following outlook for the second quarter of fiscal 2023 and full year of fiscal 2023 based on current expectations as of January 5, 2023:

	Second Quarter Fiscal 2023	Full Year Fiscal 2023
Revenue	$79.5 million to $81.5 million	$331.0 million to $338.0 million

Subscription Revenue	$43.5 million to $44.5 million	$177.0 million to $181.0 million

Adjusted EBITDA	$4.0 million to $5.0 million	$26.0 million to $28.0 million

Non-GAAP net (loss) income	$3.0 million to $4.0 million	$17.0 million to $19.0 million

Non-GAAP EPS	$0.02 to $0.03	$0.13 to $0.14

The foregoing business outlook is a forward-looking statement. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause actual results to differ materially from these forward-looking statements.

Conference Call Information

Duck Creek Technologies will host a conference call today, January 5, 2023, at 5:00 p.m. (Eastern Time) to discuss Duck Creek’s financial results and business outlook. A live webcast of the call will be available on the “Investor Relations” page of the Duck Creek’s website at https://ir.duckcreek.com/. To access the call by phone, please go to this link (registration link), and you will be provided with dial in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time at https://ir.duckcreek.com/.

About Duck Creek Technologies

Duck Creek Technologies (NASDAQ: DCT) is the intelligent solutions provider defining the future of the property and casualty (P&C) and general insurance industry. We are the platform upon which modern insurance systems are built, enabling the industry to capitalize on the power of the cloud to run agile, intelligent, and evergreen operations. Authenticity, purpose, and transparency are core to Duck Creek, and we believe insurance should be there for individuals and businesses when, where, and how they need it most. Our market-leading solutions are available on a standalone basis or as a full suite, and all are available via Duck Creek OnDemand. Visit www.duckcreek.com to learn more. Follow Duck Creek on our social channels for the latest information – LinkedIn and Twitter.

Forward Looking Statements

This press release includes certain disclosures which contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the Company’s business outlook. You can identify forward-looking statements because they contain words such as “expect,” “believe,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “forecast,” “outlook” and variations of these terms or the negative of these terms and similar expressions. Forward-looking statements, including statements regarding Duck Creek’s expected outlook for second quarter fiscal 2023 and full year fiscal 2023, are based on Duck Creek’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in Duck Creek’s most recent Annual Report on Form 10-K that was filed with the Securities and Exchange Commission on October 28, 2022, as supplemented by Duck Creek’s subsequent public filings. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the impact of pandemics, including the on-going COVID-19 pandemic, on U.S. and global economies, Duck Creek’s business and results and financial condition, its employees, demand for its products, sales and implementation cycles, and the health of its customers’ and partners’ businesses; Duck Creek’s history of losses; changes in Duck Creek’s product revenue mix as it continues to focus on sales of its SaaS solutions, which will cause fluctuations in its results of operations and cash flows between periods; Duck Creek’s reliance on orders and renewals from a relatively small number of customers for a substantial portion of its revenue, and the substantial negotiating leverage customers have in renewing and expanding their contracts for Duck Creek’s solutions; the success of Duck Creek’s growth strategy focused on SaaS solutions and its ability to develop or sell its solutions into new markets or further penetrate existing markets; Duck Creek’s ability to manage its expanding operations; intense competition in Duck Creek’s market; third parties may assert Duck Creek is infringing or violating their intellectual property rights; U.S. and global market and economic conditions, particularly adverse in the insurance industry; additional complexity, burdens and volatility in connection with Duck Creek’s international sales and operations; the length and variability of Duck Creek’s sales and implementation cycles; data breaches, unauthorized access to customer data or other disruptions of Duck Creek’s solutions; and the significant influence of Duck Creek’s largest shareholders on the composition of its board of directors, its management, business plans, and policies and any conflicts of interests therewith.

Any forward-looking statement in this release speaks only as of the date of this release. Duck Creek undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws.

Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance unless expressed as such, and should only be viewed as historical data.

Non-GAAP Financial Measures and Other Metrics

This press release contains the following non-GAAP financial measures: non-GAAP gross margin, non-GAAP income from operations, adjusted EBITDA, non-GAAP net income, non-GAAP net income per share, and free cash flow. Adjusted EBITDA excludes provision for income taxes, other (income) expense, interest (income) expense, net, depreciation of property and equipment, amortization of intangible assets, share-based compensation expense, change in fair value of contingent earnout liability, acquisition-related expenses, and severance expenses related to a workforce reduction. Non-GAAP income from operations excludes share-based compensation expense, amortization of intangible assets, change in fair value of contingent earnout liability, acquisition-related expenses, and severance expenses related to a workforce reduction. Non-GAAP gross margin excludes share-based compensation expense, amortization of intangible assets, amortization of capitalized internal-use software, and severance expenses related to a workforce reduction. Non-GAAP net income excludes share-based compensation expense, amortization of intangible assets, change in fair value of contingent earnout liability, acquisition-related expenses, and severance expenses related to a workforce reduction and the tax effect of such adjustments. Free cash flow consists of net cash provided by operating activities adjusted for purchases of property and equipment, capitalized internal-use software, and acquisition-related payments. See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Other metrics include SaaS ARR and SaaS Net Dollar Retention, which are calculated for our portfolio of SaaS agreements. SaaS ARR is calculated by annualizing the recurring subscription revenue for each of our active SaaS agreements, which may not be the same as the timing and amount of revenue recognized. SaaS Net Dollar Retention is a rate calculated by annualizing the recurring subscription revenue for each of our active SaaS agreements, as of a specific date, for those customers in place throughout the entire measurement period (the last twelve-month period). We divide the result by annualized subscription revenue from the date that is immediately prior to the beginning of the measurement period, for all customers in place at the beginning of the measurement period.

Duck Creek believes that these non-GAAP financial measures and other metrics provide useful information to management and investors regarding certain financial and business trends relating to Duck Creek’s financial condition and results of operations. Duck Creek’s management uses these non-GAAP financial measures and other metrics to manage its business, make planning decisions, evaluate its performance and allocate resources. Duck Creek believes that the use of these non-GAAP financial measures and other metrics help investors and analysts in comparing its results across reporting periods on a consistent basis by excluding items that Duck Creek does not believe are indicative of its core operating performance. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as a substitute for, the analysis of other GAAP financial measures, including net income and cash flows from operating activities.

These non-GAAP financial measures are not universally consistent calculations, limiting their usefulness as comparative measures. Other companies may calculate similarly titled financial measures differently than Duck Creek does or may not calculate them at all. Additionally, these non-GAAP financial measures are not measurements of financial performance or liquidity under GAAP. In order to facilitate a clear understanding of its consolidated historical operating results, readers should examine Duck Creek’s non-GAAP financial measures in conjunction with its historical GAAP financial information.

Duck Creek is providing certain guidance on a non-GAAP basis, but is not providing reconciliations of such forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for the charges reflected in Duck Creek’s reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

Investor Contact:

Brian Denyeau

ICR

646 277 1251

Brian.denyeau@icrinc.com

Media Contact:

Paul Rechichi

Racepoint Global

617 624 3295

prechichi@racepointglobal.com

Drake Manning

Duck Creek Technologies

860 877 3609

drake.manning@duckcreek.com

Duck Creek Technologies, Inc. and Subsidiaries

Consolidated Balance Sheets

(unaudited, in thousands except share and per share amounts)

	November 30,	August 31,
	2022	2022
Assets
Current assets:
Cash and cash equivalents	$255,456	$155,265
Short-term investments	8,432	117,823
Accounts receivable, net	28,570	29,939
Unbilled revenue	36,006	31,696
Prepaid expenses and other current assets	16,303	13,355
Total current assets	344,767	348,078
Property and equipment, net	13,877	14,076
Operating lease assets	15,636	16,502
Goodwill	357,260	355,498
Intangible assets, net	79,490	82,888
Deferred tax assets	1,316	1,132
Unbilled revenue, net of current portion	23	209
Other assets	20,814	21,293
Total assets	$833,183	$839,676
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,433	$2,577
Accrued liabilities	38,980	41,747
Lease liability	4,669	4,552
Deferred revenue	26,509	29,618
Total current liabilities	73,591	78,494
Lease liability, net of current portion	16,660	17,877
Deferred income taxes	8,827	8,654
Deferred revenue, net of current portion	49	39
Other long-term liabilities	2,753	2,207
Total liabilities	101,880	107,271
Commitments and contingencies
Stockholders’ equity
Common stock, 135,597,678 shares issued and 132,858,647 shares outstanding at November 30, 2022, 135,370,279 shares issued and 132,686,867 shares outstanding at August 31, 2022, 300,000,000 shares authorized at November 30, 2022 and August 31, 2022, par value $0.01 per share	1,355	1,353
Preferred stock, 0 shares outstanding, 50,000,000 shares authorized at November 30, 2022 and August 31, 2022, par value $0.01 per share	—	—
Treasury stock, common shares at cost; 2,739,031 shares at November 30, 2022 and 2,684,316 shares at August 31, 2022	(69,437)	(68,784)
Accumulated deficit	(54,758)	(49,597)
Accumulated other comprehensive income (loss)	830	(393)
Additional paid in capital	853,313	849,826
Total stockholders’ equity	731,303	732,405
Total liabilities and stockholders’ equity	$833,183	$839,676

Duck Creek Technologies, Inc. and Subsidiaries

Consolidated Statements of Operations

(unaudited, in thousands except share and per share amounts)

	Three Months Ended November 30,
	2022	2021

Revenue:
Subscription	$43,790	$35,705
License	1,782	1,912
Maintenance and support	7,159	6,277
Professional services	27,855	29,527
Total revenue	80,586	73,421
Cost of revenue:
Subscription	17,091	14,585
License	261	244
Maintenance and support	1,185	880
Professional services	18,605	15,242
Total cost of revenue	37,142	30,951
Gross margin	43,444	42,470
Operating expenses:
Research and development	16,197	12,321
Sales and marketing	16,211	13,167
General and administrative	17,597	15,035
Change in fair value of contingent consideration	—	67
Total operating expenses	50,005	40,590
Income (loss) from operations	(6,561)	1,880
Other income (expense), net	(402)	(696)
Interest income (expense), net	1,253	(118)
Income (loss) before income taxes	(5,710)	1,066
Provision for (benefit from) income taxes	(549)	374
Net income (loss)	$(5,161)	$692
Net income (loss) per share information
Net earnings (loss) per share of common stock, basic	$(0.04)	$0.01
Net earnings (loss) per share, diluted	$(0.04)	$0.01
Weighted average shares of common stock, basic	132,748,831	132,038,274
Weighted average shares of common stock, diluted	132,748,831	134,212,210

Cost of revenue and operating expenses amounts in the Consolidated Statements of Operations include share-based compensation expense as disclosed in the following table:

	Three Months Ended November 30,
	2022	2021
Cost of subscription revenue	$139	$42
Cost of maintenance and support revenue	13	8
Cost of services revenue	642	(100)
Research and development	653	229
Sales and marketing	568	(60)
General and administrative	1,474	1,093
Total share-based compensation expense	$3,489	$1,212

Duck Creek Technologies, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Three Months Ended November 30,
	2022	2021
Operating activities:
Net income (loss)	$(5,161)	$692
Adjustments to reconcile net income (loss) to cash used in operating activities:
Depreciation of property and equipment	653	704
Amortization of capitalized software	611	561
Amortization of intangible assets	4,440	3,973
Amortization of deferred financing fees	36	18
Share-based compensation expense	3,489	1,212
Change in fair value of contingent earnout liability	—	67
Payment of contingent earnout liability in excess of acquisition date fair value	—	(1,650)
Changes to allowance for credit losses	6	817
Deferred taxes	(10)	1,288
Changes in operating assets and liabilities
Accounts receivable	1,532	(5,959)
Unbilled revenue	(4,125)	(3,115)
Prepaid expenses and other current assets	(3,003)	(2,428)
Other assets	481	604
Accounts payable	1,234	(909)
Accrued liabilities	(2,708)	(16,891)
Deferred revenue	(3,099)	(2,312)
Operating leases	(235)	(460)
Cash settlement of vested phantom stock	(39)	(175)
Other long-term liabilities	12	(640)
Net cash used in operating activities	(5,886)	(24,603)
Investing activities:
Purchase of short-term investments	(8,417)	—
Maturities of short-term investments	117,481	95,967
Capitalized internal-use software	(1,891)	(366)
Purchase of property and equipment	(443)	(540)
Net cash provided by investing activities	106,730	95,061
Financing activities:
Purchase of treasury stock	(653)	(141)
Proceeds from stock option exercises	—	132
Payments of contingent earnout liability	—	(3,879)
Payment of deferred financing costs	—	(488)
Net cash used in financing activities	(653)	(4,376)
Net increase in cash and cash equivalents	100,191	66,082
Cash and cash equivalents – beginning of period	155,265	185,657
Cash and cash equivalents – end of period	$255,456	$251,739

Duck Creek Technologies, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(unaudited)

	Three Months Ended November 30,
($ in thousands)	2022	2021
GAAP Gross margin	$43,444	$42,470
Share-based compensation expense	794	(50)
Amortization of intangible assets	1,236	1,121
Amortization of capitalized internal-use software	611	561
Workforce reduction – severance expenses	392	—
Non-GAAP Gross margin	$46,477	$44,102

	Three Months Ended November 30,
($ in thousands)	2022	2021
GAAP Income (loss) from operations	$(6,561)	$1,880
Share-based compensation expense	3,489	1,212
Amortization of intangible assets	4,440	3,929
Change in fair value of contingent earnout liability	—	67
Acquisition-related expenses	559	—
Workforce reduction – severance expenses	645	—
Non-GAAP Income from operations	$2,572	$7,088

	Three Months Ended November 30,
($ in thousands)	2022	2021
GAAP Net income (loss)	$(5,161)	$692
Provision for (benefit from) income taxes	(549)	374
Other income (expense), net	402	696
Interest (income) expense, net	(1,253)	118
Depreciation of property and equipment	653	704
Amortization of intangible assets	4,440	3,929
Share-based compensation expense	3,489	1,212
Change in fair value of contingent earnout liability	—	67
Acquisition-related expenses	559	—
Workforce reduction – severance expenses	645
Adjusted EBITDA	$3,225	$7,792
Adjusted EBITDA as a percent of total revenue	4%	11%

	Three Months Ended November 30,
($ in thousands)	2022	Per Share	2021	Per Share
GAAP Net income (loss)	$(5,161)	$(0.04)	$692	$0.01
Add: GAAP tax provision (1)	(549)		374
GAAP pre-tax income (loss)	(5,710)		1,066
Share-based compensation expense	3,489		1,212
Amortization of intangible assets	4,440		3,929
Change in fair value of contingent earnout liability	—		67
Acquisition-related expenses	559		—
Workforce reduction – severance expenses	645		—
Non-GAAP pre-tax income	3,423		6,274
Non-GAAP tax provision applied at a 24% tax rate (1)	822		1,506
Non-GAAP Net Income (1)	$2,601	$0.02	$4,768	$0.04

Shares used in computing Non-GAAP net income per share amounts:
GAAP weighted-average shares – basic	132,748,831		132,038,274
GAAP dilutive shares	—		2,173,936
Non-GAAP dilutive shares (using the treasury stock method)	4,608,361		—
Non-GAAP weighted-average shares – diluted	137,357,192		134,212,210

(1)
Our GAAP tax provision is primarily related to state taxes and income taxes in profitable foreign jurisdictions. We maintain a full valuation allowance against our deferred tax assets in the U.S. For purposes of determining our Non-GAAP Net Income, we have applied a tax rate of 24% which represents our estimated effective tax rate.

(2)
For the three months ended November 30, 2022, the Company had a GAAP net loss and non-GAAP net income. As such, outstanding potential shares of common stock are only included for the calculation of Non-GAAP earnings per share since these shares would be anti-dilutive for the calculation of GAAP earnings per share.

	Three Months Ended November 30,
($ in thousands)	2022	2021
Net cash provided by (used in) operating activities	$(5,886)	$(24,603)
Purchases of property and equipment	(443)	(540)
Capitalized internal-use software	(1,891)	(366)
Acquisition-related payments	862	—
Free Cash Flow	$(7,358)	$(25,509)